UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation.

Jim McDevitt has been the Chief Financial Officer of Capital Growth Systems, Inc. (the “Company”) since September 2007. Mr. McDevitt tendered his resignation from that role on February 1, 2010 with an effective date of February 15, 2010. His resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

(c) Appointment of Interim Chief Financial Officer.

In addition to maintaining his current roles as the Company’s President and as a Director, George A. King has agreed to serve as the Company’s interim Chief Financial Officer and will start that transition immediately.

Mr. King, 51, joined the Company in September 2006 upon the Company’s merger with 20/20 Technologies, Inc. (“20/20”) and its wholly owned subsidiary Magenta net-Logic, Ltd. (“Magenta”), a global information services and consulting company which focused on the telecommunications industry and was co-headquartered in the United States and the United Kingdom. Following the merger, Mr. King initially held the position of the Company’s President of Global Operations and Development, and, effective May 17, 2007, Mr. King became the Company’s President and was also appointed as a Director of the Company’s Board. Prior to joining the Company, Mr. King was the co-founder, Director and President of 20/20 and a Director and President of Magenta, which was acquired by 20/20 in 2004. He has more than twenty-five years of experience in law, finance, and telecommunications, including serving as a Director, Chief Development Officer, and President of several operating functions at Universal Access from 1997 to 2002. He began his career from 1984 to 1995 with the Wall Street law firm of Mudge Rose Guthrie Alexander & Ferdon and the global investment-banking firm of Credit Suisse First Boston. Mr. King was a co-founder of an investment-banking spin-off from CSFB, Cambridge Partners, LLC, in 1995 and operated his own corporate finance advisory firm from December 1996 until August 1999 when he joined Universal Access on a full-time basis. Mr. King’s board experience includes previously serving as a Section 16 Officer of a U.S. public company, as well as Chairman, Director or Trustee of two public companies, five private companies, and two universities. Mr. King holds an A.B. (cum laude) from Colgate University and a J.D. from Fordham University School of Law.

Mr. King was not selected pursuant to any arrangement or understanding between he and any other person. None of Mr. King’s family members holds an executive office or seat on the Board. Mr. King does not currently serve as a director for any other reporting company.

On February 16, 2007, Mr. King purchased 555,556 shares of Company common stock for $250,000 and in connection therewith Mr. King was issued: (i) warrants to purchase 277,778 shares of common stock with at an original exercise price of $0.45 per share, (ii) warrants to purchase 277,778 shares of common stock at an original exercise price of $0.65 per share, and (iii) warrants to purchase 50,000 shares of common stock at an original exercise price of $0.45 per share. On February 29, 2008, Mr. King was issued 57,087 shares of Company common stock as liquidated damages as a result of the Company’s failure to include Mr. King’s then-current holdings on an effective registration statement. On July 31, 2009, Mr. King, through his IRA, invested $100,000 in the Company and, in return, received: (i) an Original Issue Discount Secured Convertible Debenture due May 30, 2011 in the principal amount of $175,000, with a conversion price of $0.15 (subject to adjustment for forward and reverse splits and other adjustments called for in the Debenture) and (ii) a Common Stock Purchase Warrant representing 312,500 shares of common stock of the Company (“Common Stock”), purchasable at $0.15 per share (subject to adjustment for forward and reverse splits and other adjustments called for in the Warrant). In connection with the July 31, 2009 investment, on August 27, 2009, Mr. King, through his IRA, invested an additional $30,000 in the Company and, in return, received: (i) an Original Issue Discount Secured Convertible Debenture due May 30, 2011 in the principal amount of $52,500, with a conversion price of $0.15 (subject to adjustment for forward and reverse splits and other adjustments called for in the Debenture) and (ii) a Common Stock Purchase Warrant representing 93,750 shares of Common Stock, purchasable at $0.15 per share of Common Stock (subject to adjustment for forward and reverse splits and other adjustments called for in the Warrant). Additionally, on August 27, 2009, Mr. King, through Fifth Avenue Capital Partners, LLC, invested $18,629 in the Company and, in return, received: (i) an Original Issue Discount Secured Convertible Debenture due May 30, 2011 in the principal amount of $32,600, with a conversion price of $0.15 (subject to adjustment for forward and reverse splits and other adjustments called for in the Debenture) and (ii) a Common Stock Purchase Warrant representing 58,215 shares of Common Stock, purchasable at $0.15 per share of Common Stock (subject to adjustment for forward and reverse splits and other adjustments called for in the Warrant). (See the Company’s Current Reports on Form 8-K filed on August 4, 2009, September 2, 2009 and October 6, 2009, respectively, for further details). No other transactions currently exist or are proposed in which the Company was or is to be a participant, the amount involved exceeds $120,000 and in which Mr. King had or will have a direct or indirect material interest.

There are no arrangements or understandings between Mr. King and any other person pursuant to which Mr. King was selected as interim Chief Financial Officer. Further, there is no material plan, contract, or arrangement (whether or not written) to which Mr. King is a party, or in which he participates, that was or will be entered into or materially amended in connection with the appointment of Mr. King as interim Chief Financial Officer or any grant or award to Mr. King, or modification thereto, under any such plan, contract, or arrangement in connection with any such event. A description of Mr. King’s existing employment agreement can be found in Item 1.01 of the Company’s Current Report on Form 8-K filed on September 14, 2006.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2010

CAPITAL GROWTH SYSTEMS, INC.

By:	/S/ PATRICK C. SHUTT
Patrick C. Shutt
Chief Executive Officer